EXHIBIT 21

                CHIQUITA BRANDS INTERNATIONAL, INC.
                            SUBSIDIARIES


     As of March 27, 1998, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                                                      Percent of
                                                                                      Voting Securities
                                                             Organized                Owned by
                                                             Under Laws of            Immediate Parent
                                                             ---------------------    ------------------------
    American Fine Foods, Inc.                                Idaho                        100%
    Chiquita Brands, Inc.                                    Delaware                     100%
        American Produce Company                             Delaware                     100%
        Banana Supply Co., Inc.                              Florida                      100%
        California Day-Fresh Foods, Inc.                     California                   100%
        Caribbean Enterprises, Inc.                          Delaware                     100%
           Great White Fleet Ltd.                            Bermuda                      100%
               BVS Ltd.                                      Bermuda                      100%
               CDV Ltd.                                      Bermuda                      100%
               CDY Ltd.                                      Bermuda                      100%
               CRH Shipping Ltd.                             Bermuda                      100%
               Danfund Ltd.                                  Bermuda                      100%
               Danop Ltd.                                    Bermuda                      100%
               DSF Ltd.                                      Bermuda                      100%
               GPH Ltd.                                      Bermuda                      100%
               NCV Ltd.                                      Bermuda                      100%
               Norvel Ltd.                                   Bermuda                      100%
        Chiquita Brands Company, North America               Delaware                     100%
           CB Containers, Inc.                               Delaware                     100%
           OV Containers, Inc.                               Delaware                     100%
        Chiquita Citrus Packers, Inc.                        Delaware                      80%
        Chiquita Banana Company B.V.                         Netherlands                  100%
           Chiquita Italia, S.p.A.                           Italy                        100%
           Chiquita Finland Oy                               Finland                      100%
           Chiquita Norge AS                                 Norway                       100%
           Chiquita Tropical Fruit Company B.V.              Netherlands                  100%
        Chiquita Frupac Inc.                                 Delaware                     100%

                                                                                   (Continued)

                                      EXHIBIT 21 (cont.)

                CHIQUITA BRANDS INTERNATIONAL, INC.
                            SUBSIDIARIES

                                                                                      Percent of
                                                                                      Voting Securities
                                                             Organized                Owned by
                                                             Under Laws of            Immediate Parent
                                                             -------------            ----------------
        Chiquita Gulf Citrus, Inc.                           Delaware                        100%
        Chiquita International Trading Company               Delaware                        100%
           Chiquita Far East Holdings B.V.                   Netherlands                     100%
               Chiquita Brands South Pacific Limited         Australia                        79%
           Chiquita International Limited                    Bermuda                         100%
               Exportadora Chiquita Limitada                 Chile                           100%
           M.M. Holding Ltd.                                 Bermuda                         100%
        Chiquita Tropical Products Company                   Delaware                        100%
        Chiriqui Land Company                                Delaware                        100%
        Compania Agricola del Guayas                         Delaware                        100%
        Compania Agricola de Rio Tinto                       Delaware                        100%
        Compania Bananera Atlantica Limitada                 Costa Rica                      100%
        Corpofinanzas, S.A.                                  Costa Rica                      100%
        Dunand et Compagnie des Bananes, S.A.                France                          100%
        Friday Canning Corporation                           Wisconsin                       100%
        Maritrop Trading Corporation                         Delaware                        100%
        Polymer United, Inc.                                 Delaware                        100%
        Progressive Produce Corporation                      Ohio                            100%
        Theodoredis and Sons Banana Company                  Delaware                        100%
        Tela Railroad Company                                Delaware                        100%
    Compania Mundimar, S.A.                                  Costa Rica                      100%
    Owatonna Canning Company, LLC                            Delaware                        100%
    Stokely USA, Inc.                                        Wisconsin                       100%

     The names of approximately 300 wholly-owned subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 100 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.
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